For Immediate Release

OPENTV REPORTS 2004 FIRST QUARTER FINANCIAL RESULTS

•	Revenues for the first quarter increased by 14% to $17.4 million compared to the prior year.

•	Operating expenses in the first quarter improved by 26%, declining from $35.6 million in the first quarter of 2003 (which included a $6.9 million restructuring charge) to $26.3 million in 2004.

•	“Adjusted EBITDA” (loss) improved by 70%, with a loss for the quarter of $4.3 million, compared to a loss of $14.4 million in the prior year.

•	James A. Chiddix, a 30-year cable industry veteran, appointed Executive Chairman of OpenTV Corp’s Board of Directors.

SAN FRANCISCO, CA, May 10, 2004 – OpenTV (NASDAQ-NMS: OPTV), one of the world’s leading interactive television companies, today announced its financial results for the quarter ended March 31, 2004.

     For the quarter ended March 31, 2004, OpenTV’s revenue increased 14% to $17.4 million compared to $15.3 million for the quarter ended March 31, 2003. OpenTV’s loss from operations for the quarter ended March 31, 2004 decreased by 56% to $8.9 million, compared to a loss from operations of $20.3 million in the first quarter of 2003 (which included a restructuring charge of $6.9 million in that quarter). OpenTV’s net loss for the quarter ended March 31, 2004 decreased by 56% to $8.9 million, or $0.07 per share, compared to a net loss of $20.1 million, or $0.28 per share, for the quarter ended March 31, 2003.

     Adjusted EBITDA improved by 70%, to a loss of $4.3 million for the quarter ended March 31, 2004 compared to a loss of $14.4 million for the quarter ended March 31, 2003. (Please see the description below of Non-GAAP financial measures included in this release.)

Q1 2004 Financial Results

The following table provides reconciliations for Q1 2004 and Q1 2003 of Adjusted EBITDA to net loss:

($ in millions)	Q1 2004	Q1 2003	Variance

Adjusted EBITDA	($4.3)	($14.4)	10.1
Depreciation and amortization	(1.7)	(2.0)	0.3
Amortization of intangible assets	(2.8)	(3.8)	1.0
Amortization of share-based compensation	0.0	(0.1)	0.1
Interest and other income	0.1	0.4	(0.3)
Minority interest	0.1	0.1	0.0
Income tax expense	(0.3)	(0.3)	0.0

Net Loss	($8.9)	($20.1)	11.2

     As of March 31, 2004, OpenTV had cash, cash equivalents and marketable debt securities totaling $65.5 million compared to $73.5 million as of December 31, 2003. The principal use of cash during the quarter was to fund operations.

     “We are very pleased with our continued revenue growth during the quarter and ongoing successes in managing our expenses,” said OpenTV Chief Executive Officer, James Ackerman. “We remain committed to enhancing our technology platform and to augmenting our portfolio of interactive content and applications. We continue to demonstrate significant momentum, as evidenced by several of our recent announcements, including our QVC agreement to develop and launch the first real-time interactive television shopping service in the United States, our contract renewal with Charter Communications to deliver interactive and enhanced programming, the five year licensing deal we signed with Motorola, the launches of OpenTV technologies and applications on the Foxtel digital cable and satellite networks and our PlayJam channel to over 7 million homes on EchoStar’s Dish Network and, lastly, our relaunch of PlayMonteCarlo on BskyB’s digital interactive platform.”

     “As I’ve become more familiar with the operations and technologies of OpenTV over the past month,” said James A. Chiddix, Executive Chairman of OpenTV, “my excitement at joining the OpenTV

Q1 2004 Financial Results

team continues to grow. With the benefit of 30 years in the cable industry, I am hopeful that my experience, relationships and knowledge can help OpenTV extend its distribution and reach within the U.S. and elsewhere, and I am encouraged by the steps I have seen so far.”

Non-GAAP Financial Measures

“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in the preceding table, also removes the effects of amortization of intangible assets, share-based compensation, other income, and minority interest. OpenTV believes Adjusted EBITDA to be relevant and useful information for an investor since it is one of the measures used by OpenTV’s management to measure the financial performance of its business. OpenTV believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, may be useful in that they provide the reader with some of the same information used by OpenTV’s management in assessing its business. Adjusted EBITDA is a non-GAAP performance measure, and does not take into account substantial costs of doing business, such as income taxes and interest. While OpenTV’s management may consider Adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow used in operating activities and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, the Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be affected.

The rules on non-GAAP financial measures were released by the SEC in January 2003. OpenTV, in common with other registrants, is still in the process of interpreting the rules and monitoring developments and guidance by the SEC to ensure continued compliance. While OpenTV believes that the presentation in this press release complies with the new rules, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, determine to present non-GAAP financial measures other than “Adjusted EBITDA,” together with comparable GAAP measures, that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.

Cautionary Language Regarding Forward-Looking Information

The foregoing information contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: market acceptance of interactive television services and applications such as ours; delays in the development or introduction of new applications and versions of our service; technical difficulties with networks or operating systems; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference call details

OpenTV will conduct a conference call to discuss the Company’s first quarter 2004 financial results. The details of the call are as follows:

Date and time:	Monday, May 10, 2004 at 2:00 PM PST

Dial-in number:	719-457-2680
Passcode: 581848

Q1 2004 Financial Results

Playback number:	719-457-0820
Passcode: 581848

The conference call playback will be available through Monday, May 24, 2004 until 11:59 PM PST. The call playback will be available on the Investor Relations section of the OpenTV website at http://www.opentv.com.

About OpenTV

One of the world’s leading interactive television companies, OpenTV provides a comprehensive suite of technology, content, games, tools, applications, and professional services that enables cable and satellite network operators in over 90 countries to deliver and manage iTV services on all major digital TV platforms. OpenTV has its corporate offices in San Francisco, California and regional offices in the United States, Europe and Asia/Pacific. For more information, please visit www.opentv.com.

OpenTV and the OpenTV logo are trademarks or registered trademarks of OpenTV, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

All OpenTV products and services may not be available in all geographic areas.

# # #

Contacts:
Richard Hornstein
Chief Financial Officer
Tel: 415-962-5484
Investorrelations@opentv.com

Q1 2004 Financial Results

OPENTV CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 31,	December 31,
	2004	2003*
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,182	$47,747
Short-term marketable debt securities	8,508	10,577
Accounts receivable, net of allowance for doubtful accounts of $718 and $789 at March 31, 2004 and December 31, 2003, respectively	12,198	12,536
Prepaid expenses and other current assets	3,383	4,722

Total current assets	67,271	75,582
Long-term marketable debt securities	13,810	15,172
Property and equipment, net	10,297	11,689
Goodwill	70,451	70,398
Intangible assets, net	30,490	33,336
Other assets	13,375	13,378

Total assets	$205,694	$219,555

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,669	$5,854
Accrued liabilities	29,431	32,174
Accrued restructuring	6,004	7,789
Due to Liberty Media entities	761	630
Current portion of deferred revenue	9,750	9,740

Total current liabilities	48,615	56,187
Deferred revenue, less current portion	5,069	5,310

Total liabilities	53,684	61,497
Commitments and contingencies Minority interest	1,014	1,075
Shareholders’ equity:
Class A ordinary shares, no par value, 500,000,000 shares authorized; 90,281,821 and 88,969,550 shares issued and outstanding, including treasury shares, at March 31, 2004 and December 31, 2003, respectively	2,211,374	2,208,370
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,631,746 shares issued and outstanding	35,953	35,953
Additional paid-in capital	466,051	466,228
Treasury shares at cost, 76,327 shares	(38)	(38)
Deferred share-based compensation	(27)	(36)
Accumulated other comprehensive income	315	201
Accumulated deficit	(2,562,632)	(2,553,695)

Total shareholders’ equity	150,996	156,983

Total liabilities, minority interest and shareholders’ equity	$205,694	$219,555

*The consolidated balance sheet at December 31, 2003 has been derived from the Company’s audited consolidated financial statements at that date, but does not include all of the information required by generally accepted accounting principles for complete financial statements.

Q1 2004 Financial Results

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Quarter Ended March 31,
	2004	2003
Revenues:
Royalties	$9,105	$6,126
Services, support and other	4,105	5,166
Fees and revenue shares	3,190	3,030
License fees	998	1,024

Total revenues	17,398	15,346
Operating expenses:
Cost of revenues(1)	10,248	12,640
Research and development(2)	7,139	5,152
Sales and marketing(3)	3,449	4,908
General and administrative(4)	4,228	4,704
Restructuring costs	—	6,927
Amortization of intangible assets	1,207	1,307

Total operating expenses	26,271	35,638

Loss from operations	(8,873)	(20,292)
Interest income	218	459
Other expense, net	(42)	(19)
Minority interest	61	48

Loss before income taxes	(8,636)	(19,804)
Income tax expense	(301)	(261)

Net loss	$(8,937)	$(20,065)

Net loss per share, basic and diluted	$(0.07)	$(0.28)

Shares used in per share calculation, basic and diluted	120,004,281	72,275,480

(1)	Inclusive of $8 and $40 of share-based compensation for the quarters ended March 31, 2004 and 2003, respectively.

(2)	Inclusive of $1 and $25 of share-based compensation for the quarters ended March 31, 2004 and 2003, respectively.

(3)	Inclusive of $11 of share-based compensation for the quarter ended March 31, 2003.

(4)	Inclusive of $18 of share-based compensation for the quarter ended March 31, 2003.

Q1 2004 Financial Results

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended March 31,
	2004	2003
Cash flows used in operating activities:
Net loss	$(8,937)	$(20,065)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,698	1,968
Amortization of intangible assets	2,846	3,807
Amortization of deferred share-based compensation	9	94
Non-cash employee compensation	467	188
Provision for doubtful accounts	(253)	105
Non-cash restructuring costs	—	532
Minority interest	(61)	(48)
Changes in operating assets and liabilities:
Accounts receivable	338	(3,125)
Prepaid expenses and other current assets	1,026	442
Other assets	3	2,045
Accounts payable	(3,177)	(2,063)
Accrued liabilities	(819)	2,132
Accrued restructuring	(1,785)	904
Due to Liberty Media entities	131	—
Deferred revenue	(231)	553

Net cash used in operating activities	(8,745)	(12,531)
Cash flows provided from investing activities:
Purchase of property and equipment	(261)	(396)
Cash used for acquisitions, net of cash acquired	—	(994)
Proceeds from sale of marketable debt securities	3,494	25,335
Purchase of marketable debt securities	(22)	(7,800)

Net cash provided from investing activities	3,211	16,145
Cash flows provided from financing activities:
Proceeds from issuance of ordinary shares	949	—
Capital contribution from MIH Limited	—	419

Net cash provided from financing activities	949	419
Effect of exchange rate changes on cash and cash equivalents	20	(27)

Net increase (decrease) in cash and cash equivalents	(4,565)	4,006
Cash and cash equivalents, beginning of period	47,747	38,568

Cash and cash equivalents, end of period	$43,182	$42,574